SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this report regarding the Purchase Agreement is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 23, 2005, we acquired the Hilton Glendale in Glendale, California, from Hilton Glendale, L.P. (the “Seller”) for $79.8 million in cash. Hilton Hotels Corporation will continue to manage the hotel. Featuring 351 well-appointed rooms, the hotel is located in the heart of Glendale, a high barrier to entry urban market and home to many entertainment, health care, manufacturing and financial services companies. The acquisition closed after the execution on June 17, 2005 of an amendment to and related expiration of the due diligence period under an Agreement of Purchase and Sale originally dated May 17, 2005 (and subsequently amended on June 9, 2005, June 17, 2005 and June 20, 2005) between a wholly owned subsidary of our operating partnership and the Seller (collectively, the “Purchase Agreement”).

Item 9.01 Financial Statements and Exhibits.

Audited financial statements required by Rule 3-05 of Regulation S-X of the Securities Act of 1933 in connection with the acquisition and proforma financial information required by Article 11 of Regulation S-X will be filed within the time period required by Item 9.01 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Raymond D. Martz
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Dated: June 23, 2005

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